UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 15, 2015
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not Applicable

(b)	Effective April 16, 2015, C. Webb Edwards resigned from the Board of Directors of Umpqua Holdings Corporation and Umpqua Bank for personal reasons.

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting. On April 15, 2015, Umpqua Holdings Corporation held its annual meeting of shareholders.

(b)	Election of Directors. The following directors, who constituted the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	% of Voted For/Against	Against	% of Voted For/Against	Abstain	% of Voted For/Against
Ellen R.M. Boyer	176,338,096	99.88	218,630	0.12	404,231	N/A
Raymond P. Davis	176,322,833	99.85	267,345	0.15	371,874	N/A
Robert C. Donegan	171,642,170	97.21	4,929,156	2.79	390,727	N/A
C. Webb Edwards	176,316,660	99.85	256,084	0.15	389,308	N/A
Peggy Y. Fowler	176,310,655	99.85	260,901	0.15	389,847	N/A
Stephen M. Gambee	176,281,338	99.85	260,374	0.15	420,340	N/A
James S. Greene	170,549,603	96.77	5,685,532	3.23	726,918	N/A
Luis F. Machuca	170,573,270	96.77	5,691,899	3.23	696,884	N/A
Maria M. Pope	171,678,691	97.21	4,920,652	2.79	362,710	N/A
Susan F. Stevens	176,344,246	99.88	216,402	0.12	401,405	N/A
Hilliard C. Terry, III	175,634,355	99.66	602,261	0.34	725,437	N/A
Bryan L. Timm	170,553,894	96.77	5,685,725	3.23	722,434	N/A

At the annual meeting, shareholders also voted on the following matters:

Ratification of Auditors. The proposal to ratify the appointment of Moss Adams LLP as the company’s independent auditor for the fiscal year ending December 31, 2015, was approved with the following votes:

	Voted	% of Voted For/Against
For	198,097,404	99.49
Against	1,008,975	0.51
Abstain	343,112	N/A
“Say-on-Pay”. The proposal to approve, on a non-binding basis, the Company’s executive compensation, as described in the proxy statement, was approved with the following votes:

	Voted	% of Voted For/Against
For	140,956,594	80.73
Against	33,638,429	19.27
Abstain	2,367,030	N/A
Broker non-votes:	22,487,438	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 17, 2015	By:/s/ Andrew H. Ognall Andrew H. Ognall Executive Vice President, General Counsel and Secretary